Exhibit 99.1

Sunlight Financial Reports Second Quarter 2022 Results

- 2Q22 Record-High Funded Loan Volume of $716 Million -
- 2Q22 Total Revenue up 18% to $31.6 Million -
- 2Q22 GAAP Net Income up 8% to $5.7 Million -
- 2Q22 Adjusted EBITDA of $6.8 Million -
- 2Q22 Adjusted Net Income of $2.3 Million -
- 1,472,068 Class A Shares Repurchased as of August 11, 2022 -

NEW YORK, N.Y. and CHARLOTTE, N.C. – August 15, 2022 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale financing company, today provided financial results for the second quarter 2022.

“I'm proud of Sunlight's strong performance in the second quarter. Despite continued industry challenges with supply chain and labor constraints, we exceeded quarterly records for funded volume, number of borrowers served, and average solar loan balances due to strong demand for Sunlight's products," said Matt Potere, Chief Executive Officer of Sunlight. "This performance continues to demonstrate the value of our profitable, capital-light, cash-generative business model."

"While our relationships with depositories and our industry-leading credit quality have provided a strategic advantage in a challenging macro-economic environment, we expect materially lower near-term margins in our Indirect Channel to impact our performance in the second half of 2022," added Potere. "As recently-enacted pricing changes take effect, we expect Indirect Channel margins to return to historical levels over time."

Second Quarter 2022 Key Financial Metrics

•Total Funded Loans of $716 million, compared with $666 million in the prior-year period
•Total Revenue of $31.6 million, an 18% increase from the prior-year period
•GAAP Net Income of $5.7 million, an 8% increase from the prior-year period
•Adjusted EBITDA of $6.8 million, relative to $11.5 million in the prior-year period, primarily driven by incremental public company costs and the delayed sale of funded volume to 2H22
•Adjusted Net Income of $2.3 million or $0.01 per fully-diluted share, relative to Adjusted Net Income of $9.3 million in the prior-year period
•Total Platform Fee Margin of 4.7% (up from 4.0% in the prior-year period) and Solar Direct Channel Platform Fee Margin of 5.4% (up from 4.3% in the prior-year period)

A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.
Share Repurchase Program

On May 16, 2022, Sunlight’s Board of Directors authorized a share repurchase program pursuant to which Sunlight may repurchase up to $50 million of Sunlight’s Class A common stock over an 18-month period from the date of authorization. As of August 11, 2022, Sunlight has repurchased a total of 1,472,068 shares for a total of $5.6 million, funded through cash on hand and cash from operations. Sunlight will continue to repurchase shares pursuant to this plan in a programmatic manner, ensuring it persists as an efficient use of capital to drive shareholder return.

Full-Year 2022 Outlook

Although Sunlight has taken actions to mitigate the impacts of recent market volatility, including pricing changes and management of operational costs, rising interest rates and an increase in Indirect Channel loans are expected to negatively impact margins in the second half of 2022. Therefore, the Company is reducing its full-year 2022 guidance to the following ranges:

▪Full-Year Funded Loan Volume of $2.8 - $3.0 billion (from $2.9 - $3.1 billion)
▪Full-Year Total Revenue of $130 - $140 million (from $145 - $155 million)
▪Full-Year Adjusted EBITDA of $35 - $40 million (from $55 - $60 million)
Conference Call Information
Sunlight will host a conference call and webcast to discuss its second quarter 2022 financial and operational results and business outlook at 5:30 PM ET today, August 15, 2022. The conference call will be webcast live from the Company's investor relations website at ir.sunlightfinancial.com. A replay will be available on the investor relations website following the call.
Earnings Presentation

A supplemental earnings presentation is available at ir.sunlightfinancial.com. Additional information is available in the Form 10-Q, which Sunlight filed with the SEC on August 15, 2022.

About Sunlight Financial

Sunlight is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

Media Contacts:
Investor Relations
Lucia Dempsey
investors@sunlightfinancial.com
888.315.0822

Public Relations
media@sunlightfinancial.com

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” "outlook," "2022 guidance," “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; global supply chain shortages, competition for skilled labor, and permitting delays; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; the financial performance of Sunlight’s capital providers and contractors; the willingness of Sunlight’s capital providers to fund loans on terms desired by relevant markets and economically favorable to Sunlight; the impact of inflation and increased interest rates on Sunlight’s capital providers and the cost and availability of credit from our capital providers as well as on the demand for solar panel installation and home improvement; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, Form 10-Q as filed with the SEC on May 16, 2022 and Form 10-Q as filed with the SEC on August 15, 2022, and other documents of Sunlight filed, or to be filed, with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Some of the operating and financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income and Adjusted Net Income per Share (Diluted) or Adjusted EPS (Diluted) have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Sunlight believes these non-GAAP measures of financial and business results provide useful information to management and the reader regarding certain financial and business trends relating to Sunlight’s financial condition and results of operations. Sunlight further believes that the use of these non-GAAP financial and business measures provides an additional tool for use in evaluating projected operating results and trends and in comparing Sunlight’s financial and operating measures with other similar companies, many of which present similar non-GAAP financial and operating measures to their investors and potential investors. While Adjusted EBITDA, in particular, is relevant and widely used across industries and in the industries in which Sunlight participates, they may contain or exclude adjustments, exclusions and one-time items that third parties may or may not adjust for in connection with such measure, and such measure should not be considered an alternative to any GAAP measures in evaluating the profitability of an investment in, or whether to invest in or consummate a transaction involving, Sunlight. The principal limitation of the Adjusted EBITDA non-GAAP financial measure is that it excludes significant items of income and expense that are required by GAAP to be recorded in Sunlight’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by Sunlight’s management about which items of income and expense are excluded or included in determining this non-GAAP financial measure. The Adjusted EBITDA non-GAAP financial measure and other non-GAAP metrics used herein, including

Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income and Adjusted Net Income per Share (Diluted) or Adjusted EPS (Diluted) should not be relied on or considered an alternative to any GAAP measures or other measures related to the liquidity, financial condition or financial results of Sunlight. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS

dollars in thousands	June 30, 2022	December 31, 2021

Assets
Cash and cash equivalents	$68,913	$91,882
Restricted cash	1,581	2,018
Advances (net of allowance for credit losses of $3,487 and $238)	91,778	66,839
Financing receivables (net of allowance for credit losses of $146 and $148)	3,794	4,313
Goodwill	445,756	445,756
Intangible assets, net	335,343	365,839
Property and equipment, net	1,681	4,069
Other assets	22,533	21,531
Total Assets	$971,379	$1,002,247

Liabilities and Equity

Liabilities
Accounts payable and accrued expenses	$16,082	$23,386
Funding commitments	16,568	22,749
Debt	20,613	20,613
Distributions payable	1,521	—
Deferred tax liabilities	32,637	36,686
Warrants, at fair value	10,281	19,007
Other liabilities	10,009	843
Total liabilities	$107,711	$123,284

Stockholders' Equity
Class A Common Stock	9	9
Additional paid-in capital	765,284	764,366
Accumulated deficit	(195,642)	(186,022)
Total Capital	569,651	578,353
Treasury stock, at cost	(15,638)	(15,535)
Total Stockholders' Equity	554,013	562,818
Noncontrolling interests in consolidated subsidiaries	309,655	316,145
Total Equity	863,668	878,963

Total Liabilities and Equity	$971,379	$1,002,247

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$29,590	$26,203	$57,821	$50,990
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	5,773	5,337	11,002	10,191
Compensation and benefits	14,138	8,108	27,263	16,120
Selling, general, and administrative	4,546	1,204	11,018	3,120
Property and technology	1,984	1,420	3,912	2,628
Depreciation and amortization	9,694	801	32,141	1,610
Provision for losses	4,042	436	4,680	1,172
Management fees to affiliate	—	100	—	200
Total Costs and Expenses	40,177	17,406	90,016	35,041
Operating income (loss)	(10,587)	8,797	(32,195)	15,949

Other Income (Expense), Net
Interest income	87	112	171	253
Interest expense	(296)	(317)	(556)	(572)
Change in fair value of warrant liabilities	13,610	(1,451)	8,726	(4,065)
Change in fair value of contract derivatives, net	320	69	93	(787)
Realized gains on contract derivatives, net	2,055	719	3,964	2,986
Other realized losses, net	(176)	—	(373)	—
Other income (expense)	(1,004)	209	(828)	621
Business combination expenses	—	(2,895)	—	(6,482)
Total Other Income (Expense), Net	14,596	(3,554)	11,197	(8,046)
Net Income (Loss) Before Income Taxes	4,009	5,243	(20,998)	7,903
Income tax benefit (expense)	1,650	—	4,051	—
Net Income (Loss)	5,659	5,243	(16,947)	7,903
Noncontrolling interests in loss of consolidated subsidiaries	(1,543)	—	7,089	—
Net Income (Loss) Attributable to Class A Shareholders	$4,116	$5,243	$(9,858)	$7,903

Loss Per Class A Share
Net loss per Class A share
Basic	$0.05		$(0.11)
Diluted	$0.05		$(0.11)
Weighted average number of Class A shares outstanding
Basic	84,635,413		84,717,117
Diluted	84,668,201		131,433,095

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities
Net income (loss)	$(16,947)	$7,903
Depreciation and amortization	32,141	1,698
Provision for losses	4,680	1,172
Change in fair value of warrant liabilities	(8,726)	4,065
Change in fair value of contract derivatives, net	(93)	787
Other expense (income)	828	(621)
Share-based payment arrangements	8,652	18
Deferred income tax expense (benefit)	(4,051)	—
Increase (decrease) in operating capital:
Increase in advances	(25,206)	(5,673)
Decrease (increase) in due from affiliates	—	(1,839)
Decrease (increase) in other assets	2,927	2,190
Increase (decrease) in accounts payable and accrued expenses	(4,077)	2,664
Increase (decrease) in funding commitments	(6,182)	3,779
Increase (decrease) in due to affiliates	—	761
Increase (decrease) in other liabilities	(1,946)	202
Net cash provided by (used in) operating activities	(18,000)	17,106

Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	586	832
Payments to acquire loans and participations in loan pools	(1,438)	(1,170)
Payments to acquire property and equipment	(1,265)	(1,066)
Net cash used in investing activities	(2,117)	(1,404)

Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	—	20,746
Repayments of borrowings under line of credit	—	(14,758)
Payments for share-based payment tax withholding	(103)	—
Payments for repurchase of redeemable convertible preferred stock	(2,004)	—
Payment of capital distributions	(1,182)	(7,522)
Payment of debt issuance costs	—	(491)
Net cash provided by (used in) financing activities	(3,289)	(2,025)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(23,406)	13,677

Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	93,900	52,705

Cash, Cash Equivalents, and Restricted Cash, End of Period	$70,494	$66,382

RECONCILIATION OF GAAP MEASURES TO ADJUSTED FINANCIAL MEASURES

ADJUSTED EBITDA AND FREE CASH FLOW RECONCILIATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
dollars in thousands	2022	2021	2022	0	2021
Revenue	$29,590	$26,203	$57,821		$50,990
(+) Realized gain on contract derivatives, net	2,055	719	3,964		2,986
Total Revenue	$31,645	$26,922	$61,785		$53,976

	Three Months Ended June 30,		For the Six Months Ended June 30,
dollars in thousands	2022	2021	2022		2021
Net Income (Loss)	$5,659	$5,243	$(16,947)		$7,903
Amortization of Business Combination intangibles	9,385	—	31,584		—
Non-cash change in financial instruments	(12,926)	1,173	(7,991)		4,232
Expenses from the Business Combination and Other	141	2,895	490		6,482
Adjusted Net Income (Loss)	$2,259	$9,311	$7,136		$18,617
Depreciation and amortization	309	$801	557		$1,610
Interest expense	296	317	556		572
Income tax expense (benefit)	(1,650)	—	(4,051)		—
Equity-based compensation	4,792	7	8,652		18
Fees paid to brokers	780	1,059	1,745		2,169
Adjusted EBITDA	$6,786	$11,495	$14,595		$22,986
Interest expense	$(296)	$(317)	$(556)		$(572)
Fees paid to brokers	(780)	(1,059)	(1,745)		(2,169)
Expenses from the Business Combination and Other	(141)	(2,895)	(490)		(6,482)
Provision for losses	4,042	436	4,680		1,172
Changes in advances, net of funding commitments	(5,769)	(2,654)	(31,388)		(1,799)
Changes in operating capital and other	(712)	1,600	(3,096)		3,970
Net Cash Provided by (Used in) Operating Activities	$3,130	$6,606	$(18,000)		$17,106
Capital expenditures	$(820)	$(357)	$(1,665)		$(1,066)
Changes in advances, net of funding commitments	5,769	2,654	31,388		1,799
Changes in restricted cash	(774)	915	(438)		(125)
Payments of Business Combination costs	—	2,012	—		6,482
Other changes in working capital	1,609	(566)	4,082		(199)
Free Cash Flow	$8,914	$11,264	$15,367		$23,997

Adjusted Net Income (Loss)	$2,259	$9,311	$7,136		$18,617

Adjusted Net Income (Loss) per Class A Share, Diluted	$0.01		$0.04